Exhibit 10.18
RFB INTERESTS, INC. DBA TWFG
INTERCOMPANY SERVICES & COST ALLOCATION AGREEMENT
This Intercompany Services and Cost Allocation Agreement (this “Agreement”) is entered into on October 1, 2017 to be retroactively in force as of January 1, 2017. The Agreement is by and among RFB Interests, Inc. DBA The Woodlands Financial Group (TWFG) and its subsidiaries (each an “Affiliate” and together the “Affiliates”) identified in the signature lines below this Agreement.
RECITALS
WHEREAS, TWFG may provide goods (“Goods”), third party services (“Third Party Services”), and management and other direct services including, without limitation, executive, corporate strategy, business development, legal, corporate governance, product management, product development, underwriting, marketing, customer sales, customer service, policy administration, billing, claims, reserving, sourcing and procurement, human resources, business integration, communications, strategic data and analytics, financial, investment, enterprise risk, reinsurance, internal audit, licensing, compliance, information and technology services (collectively, “Management Services”) used by the Affiliates in the conduct of their various businesses; and
WHEREAS, TWFG may at times, request Goods, Third Party Services and/or Management Services from one or more of the Affiliates for use in TWFG’s various businesses, including the provision of services to other affiliates and/or subsidiaries of TWFG; and
WHEREAS, when and to the extent that a Party hereunder is the provider of Goods, Third Party Services or Management Services to another Party under the terms and conditions of this Agreement, it is referred to herein as a “Service Provider”; and WHEREAS, when and to the extent that a Party hereunder is the recipient of Goods, Third Party Services or Management Services from another Party under the terms and conditions of this Agreement, it is referred to herein as a “Service Recipient”.
NOW, THEREFORE, in consideration of the mutual promises made and the terms and conditions hereunder described, the Parties agree as follows:
1.Goods and Services Provided on the Cost Allocation Method
1.1Each Service Recipient shall be charged with its allocable share of the Service Provider’s actual costs incurred, or with the fair value of the services provided, as the case may be, in connection with the Service Provider’s provision of Goods, Third Party Services, and Management Services to the Service Recipient. Allocation of the Service Provider’s actual costs and/or the calculation of the fair value of the services provided shall occur in accordance with the following methods and procedures, in each case as applicable to and/or appropriate for the type of Goods, Third Party Services or Management Services at issue:
a.The Service Provider will charge each Service Recipient on a pass-through cost basis for the Goods actually used by such Service Recipient on a not less than monthly basis.
b.The Service Provider will charge each Service Recipient on a pass-through cost basis for Third Party Services provided by third parties under contract with the Service Provider based on services actually used by such Service Recipient on a not less than monthly basis.

RFB INTERESTS, INC. DBA TWFG
INTERCOMPANY SERVICES & COST ALLOCATION AGREEMENT
c.The Service Provider will charge each Service Recipient a monthly Management Services charge for management, administrative, clerical, facility charges and other direct services (including those included in the definition of Management Services contained in the first Recital of this Agreement) actually used by such Service Recipient in accordance with the following methods and procedures, on a not less than monthly basis, and in each case as applicable to and/or appropriate for the type of Management Service at issue:
(i)based on a percentage of a full-time employee (“FTE”) that will spend time on activities involved in providing such Management Services to the Service Recipient, calculated as a percentage of the costs the Service Provider incurs for wages and benefits for the FTE;
(ii)based on actual hours that the Service Provider’s employees spend on activities involved in providing such Management Services to the Service Recipients, multiplied by an internally established billing rate; or
(iii)based on the fair value of the services provided as measured or determined by reference to what the Service Recipient would typically have to pay, either directly or on a pass-through basis, if the services at issue were provided to the Service Recipient by an unaffiliated third party in an arms-length transaction.
1.2Not less than monthly, the Parties shall settle all charges incurred under this Agreement on a net basis.
1.3The allocation and settlement methods described above shall be periodically reviewed and may be amended by TWFG in its reasonable discretion, upon notice to the Affiliates, if necessary for:
a.Changes in business practices;
b.Changes in Generally Acceptable Accounting Principles or Statutory Accounting principles; and
c.Determinations that an inappropriate method has been used in the past which did not fairly distribute the costs among the parties.
d.Changes in the actual hours that the Service Provider’s employees spend on activities involved in providing such Management Services to the Service Recipients.
Any change in allocation or settlement methods shall apply on the same basis to all Service Providers and Service Recipients.
2.General
2.1TWFG and the Affiliates agree that the fundamental purposes of this Agreement are: (i) to secure the provision of Goods, Third Party Services, and Management Services on a cost-

RFB INTERESTS, INC. DBA TWFG
INTERCOMPANY SERVICES & COST ALLOCATION AGREEMENT
efficient and effective basis for the mutual benefit of Service Providers and Service Recipients hereunder; and (ii) to assure that Service Providers hereunder receive appropriate payments from Service Recipients hereunder so that the Service Providers have no material net cost for providing the Goods, Third Party Services, and Management Services, and so that no Service Recipient pays materially more than fair value for the Goods, Third Party Services, and Management Services.
2.2Each Service Provider hereunder shall use its best efforts to provide the Management Services. Each Service Provider hereunder agrees to perform the Management Services in material compliance with: (i) applicable law; (ii) the same standards pursuant to which it performs similar functions with respect to its own operations; and (iii) the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties in conformance with insurance industry standards. Notwithstanding the foregoing, each Service Recipient hereunder agrees that each Service Provider hereunder shall have no obligation to provide Management Services to a Service Recipient of a quality greater than the quality of such Management Services that the Service Provider maintains for its own operations.
2.3Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture relationship between any Service Recipient, on the one hand, and Service Provider, on the other hand, and every Service Provider’s status under this Agreement shall be that of an independent contractor. In connection with the performance of Management Services under this Agreement, neither any Service Recipient nor any Service Provider shall make any statement or take any action that is inconsistent with the provisions of this Section 2.3. It is understood and agreed that the management, control and direction of the operations and policies of each Service Recipient shall remain at all times under the exclusive control of the Board of Directors or Officers of such Service Recipient.
3.Books and Records.
3.1Each Service Provider shall keep accurate records and accounts of all Goods, Third Party Services, and Management Services provided pursuant to this Agreement. Such records and accounts shall be maintained in accordance with sound business practices, in a manner that clearly and accurately discloses the nature and details of the transaction and services and which, in accordance with generally accepted accounting principles, permits ascertainment of charges relating to the transaction and services, and shall be subject to such systems of internal control as are required by law. All records and accounts applicable to the provision of Goods, Third Party Services, or Management Services to any Service Recipient shall be available for inspection by such Service Recipient and its representatives, including such Service Recipient’s independent public accounting firm, at any time upon request during commercially reasonable hours.
3.2All such records and accounts shall be the property of each respective Service Provider, subject to the right of inspection of a Service Recipient under Section 3.1 of this Agreement and the examination rights of insurance and other applicable regulatory authorities. Notwithstanding the foregoing, to the extent that the Service Recipient is an insurance company, all such records and accounts shall be the property of the Service Recipient and shall at all times remain under the control of the Service Recipient.

RFB INTERESTS, INC. DBA TWFG
INTERCOMPANY SERVICES & COST ALLOCATION AGREEMENT
4.Indemnification.
4.1Each Service Recipient shall be solely responsible, severally and not jointly, for, and shall hold harmless and indemnify each of their respective Service Provider(s), including their successors, officers, directors, employees, agents, and affiliates, from and against all losses, claims, damages, liabilities, and expenses, including any and all reasonable expenses and attorneys’ fees and disbursements incurred in investigating, preparing or defending against any litigation or proceeding, whether commenced or threatened, or any other claim whatsoever, whether or not resulting in any liability, suffered, incurred, made, brought or asserted by any person not a party to this Agreement in connection with such Service Provider’s provision of Management Services to such Service Recipient, unless such loss, claim, damage, liability, or expense results from the negligence, willful misconduct, or fraud of the Service Provider or its officers, directors, employees, agents, or affiliates or any other person engaged by the Service Provider to provide Management Services to such Service Recipient.
4.2Each Service Provider shall be solely responsible for, and shall hold harmless and indemnify each of their respective Service Recipient(s), including their respective successors, officers, directors, employees, agents, and affiliates, from and against all losses, claims, damages, liabilities and expenses, including any and all reasonable expenses and attorneys’ fees and disbursements incurred in investigating, preparing or defending against any litigation or proceeding, whether commenced or threatened, or any other claim whatsoever, whether or not resulting in any liability, suffered, incurred, made, brought, or asserted by any person not a party to this Agreement resulting from the negligence, willful misconduct, or fraud of the Service Provider or its officers, directors, employees, agents, or affiliates or any other person engaged by the Service Provider to provide Management Services to such Service Recipient.
5.Termination.
5.1This agreement shall remain in effect for each year, unless terminated by the mutual written agreement of at least two parties. In the event any party ceases to be affiliated within the Group, this agreement automatically terminates only with respect to that member. Each party to this agreement may terminate this agreement without cause, but only with respect to such party, upon 30 days prior written notice. Each party to this agreement may terminate this agreement for cause, but only with respect to such party, upon 10 days prior written notice if the reason for such cause has not been cured during the notice period.
5.2By TWFG, upon 30 days prior written notice to any Affiliate, if such Affiliate shall have become insolvent or shall have become subject to any voluntary or involuntary conservatorship, receivership, reorganization, liquidation or bankruptcy case or proceeding. Notwithstanding the foregoing, TWFG shall not be entitled to terminate this Agreement pursuant to this clause if the relevant Affiliate is an insurance company.
5.3The aforesaid respective rights of termination of the Affiliates and TWFG may be exercised without prejudice to any other remedy to which the terminating Affiliate or TWFG, as the case may be, is entitled in law or in equity.

RFB INTERESTS, INC. DBA TWFG
INTERCOMPANY SERVICES & COST ALLOCATION AGREEMENT
6.Miscellaneous.
6.1Any insurance company Affiliate shall not advance any funds to any Affiliate except to pay for services under this Agreement, and shall retain oversight for any Management Services provided to it by any Affiliate hereunder. All funds and invested assets of any insurance company Affiliate are the exclusive property of, held for the benefit of, and are subject to the control of itself.
6.2If an Affiliate is placed into delinquency proceedings or seized by the Texas Commissioner of Insurance (the “Commissioner”) pursuant to Tex. Ins. Code Chapter 443:
a.All of the rights of the Affiliate under this Agreement extend to the receiver or Commissioner.
b.All books and records of the Affiliate will immediately be made available to the receiver or Commissioner, and shall be turned over to the receiver or Commissioner immediately upon request.
c.The non-insurance company Affiliates shall have no automatic right to terminate this Agreement.
d.The non-insurance company Affiliates shall continue to maintain any systems, programs or other infrastructure and will make them available to the receiver or Commissioner for so long as the Affiliate continues timely payments to TWFG for services.
6.3Any notice under this Agreement shall be deemed given when personally delivered in writing, when sent via facsimile, when dispatched via overnight courier, or when mailed as described below and shall be deemed received when personally delivered in writing, on the date sent by facsimile transmission, 24 hours after being sent via overnight express courier, or 72 hours after it has been deposited in the United States Mail, registered or certified, postage pre-paid, properly addressed to the party to whom it is intended at the address set forth below or at such other address of which notice is given in accordance herewith:
a.if to any Affiliate, to the address and other contact information maintained for the executive offices of such Affiliate on the books and records of TWFG, Attention: Secretary
b.if to TWFG, to:
RFB Interests, Inc. c/o
The Woodlands Financial Group
1201 Lake Woodlands Drive, Suite 4020
The Woodlands, TX 77380
    Attention: Secretary
    Facsimile: 281-466-1570

RFB INTERESTS, INC. DBA TWFG
INTERCOMPANY SERVICES & COST ALLOCATION AGREEMENT
Such notice shall be given at such other address or to such other representative as a party to this Agreement may furnish pursuant to this Section 6.3 to the other party to this Agreement.
6.4No assignment, transfer or delegation, whether by merger or other operation of law or otherwise, of any rights or obligations under this Agreement shall be made by a party to this Agreement without the prior written consent of the other party to this Agreement and, if required by applicable law, the Texas Commissioner of Insurance, and any other insurance regulatory authority having jurisdiction over this Agreement. This Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns.
6.5This Agreement constitutes the entire agreement of the parties to this Agreement with respect to its subject matter, supersedes all prior agreements, and may not be amended except in writing signed by the party to this Agreement against whom the change is asserted. The failure of any party to this Agreement at any time or times to require the performance of any provision of this Agreement shall in no manner affect the right to enforce the same and no waiver by any party to this Agreement of any provision or breach of any provision of this Agreement in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision or breach of any other provision of this Agreement.
6.6In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause continued performance of this Agreement as contemplated herein to be unreasonable or materially and adversely frustrate the objectives of the parties in originally entering into this Agreement as expressed in the Recitals to this Agreement.
6.7This Agreement may be executed using two or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same Agreement. This Agreement shall be deemed executed and delivered upon the exchange of executed documents by facsimile transmittal or scanned signature pages transmitted by electronic mail. Immediately following the exchange of executed documents by facsimile transmittal or electronic mail, the parties shall transmit signed original documents to each other, but the failure of either party to comply with this requirement shall not render this Agreement void or otherwise unenforceable.
6.8Except as to matters covered by this Agreement or by another written agreement, no party hereto is an agent of any other, and shall not be liable for the obligations, acts or omissions of the other party.
6.9The headings in this Agreement are for convenience only, and shall be accorded no weight in the construction of this Agreement.
6.10This Agreement shall be construed and enforced according to the laws of the State of Texas.
[SIGNATURE PAGE FOLLOWS]

RFB INTERESTS, INC. DBA TWFG
INTERCOMPANY SERVICES & COST ALLOCATION AGREEMENT
IN WITNESS WHEREOF, TWFG and the below-named Affiliates have executed this agreement.

RFB Interests, Inc. DBA TWFG

By:	/s/ Gordy Bunch

Gordy Bunch

Date:	10/13/17

TWFG General Agency

By:	/s/ Jerry Mackey

Jerry Mackey

Date:	10/13/17

TWFG Insurance Services

By:	/s/ Katherine Nolan

Katherine Nolan

Date:	10/13/17

TWFG Premium Finance Company

By:	/s/ Katherine Nolan

Katherine Nolan

Date:	10/13/17

The Woodlands Insurance Company

By:	/s/ Anthony Pascente

Anthony Pascente

Date:	10/13/17